EXHIBIT 10.2

Aggregate, Negotiate + Share!  Stock Ticker: GPOX

For Immediate Release:

GPOPlus+ Assigned Exclusive Trademark License Agreement for the Creation of Yuengling’s Ice Cream Flavored CBD + Cannabinoid Products

GPOX to create multiple medicated products based on the iconic Yuengling’s Ice Cream flavors.

Las Vegas, NV and Atlanta, GA  (December 12, 2022) GPO Plus, Inc. (OTCQB: GPOX), a brand creation and distribution company focused on independent and regional retailers with an ever growing product catalog, that uses the power of Group Purchasing to save businesses money, announced they entered into an exclusive Trademark License Agreement with Yuengling’s Ice Cream for the creation of a full suite of Yuengling’s branded Ice Cream Flavored CBD and Cannabinoid products.

Yuengling’s Ice Cream, founded by Frank D. Yuengling in 1920, originated as a dairy business to help support the family brewery during Prohibition. Spun off as a separate company in 1935, the Yuengling's Ice Cream Corporation has been, and remains, a separately owned and operated company from D. G. Yuengling & Son, Inc. Brewery. The super premium ice cream brand has maintained a vast, loyal following built upon decades of making exceptional gourmet ice cream products in central Pennsylvania, renowned for its dairy quality by using locally sourced dairy ingredients that contain no added hormones. After a corporate reorganization in 2022, Yuengling’s Ice Cream is targeting the relaunch of its storied ice cream flavors in the spring/summer of 2023.

GPOX to develop a full line of CBD, hemp derived and Farm Bill Compliant cannabinoids including Delta 8, 9 and 10, THC-o, THC-x, THC-p, THC-b, THC-x, THC-b, HHC and Kratom products. The flavor profiles for each product will be based on the iconic flavors of Yuengling’s Ice Cream. Additional details regarding products, flavors, launch date and where the product will be sold will be provided in a subsequent press release.

GPOX CEO Brett H. Pojunis commented, regarding the agreement, “GPOX is honored to have been granted the exclusive opportunity to create, market and distribute the Yuengling’s Ice Cream brand of flavored CBD and Cannabinoid products. Since 1920, Yuengling’s Ice Cream has proudly produced super premium ice cream products with a focus on the highest quality ingredients. Similar to our existing offerings in the nutraceutical, hemp derived CBD and cannabinoids spaces, GPOX’s DISTRO+ division represents only the highest quality brands that use best in class ingredients. We look forward to curating these exciting new product segments with such a storied legacy brand.”

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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“We see the Yuengling’s Ice Cream flavor profiles as a complementary pairing to GPOX’s CBD and Cannabinoid products and in evaluating the best partner to create the newly branded products, GPOX most closely shared Yuengling’s unwavering commitment and ability to the use of the highest quality ingredients in these products and we look forward to assisting GPOX in the marketing and distribution process though our online channels and retail partners throughout the Midwest and Southeast,” stated Jason Daggett of YIC - Online and Retail Distributors, LLC, the company that facilitated bringing the two parties together.

Joseph Jaconi, President of DISTRO+ (GPOX’s distribution division and GPO for specialty retailers) noted “the creation of a Yuengling’s Ice Cream flavored CBD and Cannabinoid suite of products is another exciting, high quality branding opportunity for DISTRO+ to enhance our B2B business by selling to wholesalers and retailers nationwide. Our geographic reach is outstanding and the opportunity to introduce consumers to Yuengling’s Ice Cream flavored CBD and Cannabinoid products through our network  is a great fit.”

Rob Bohorad, Yuengling’s current President and CEO, stated “We are very excited about pairing Yuengling’s Ice Cream’s flavor profiles with GPOX’s CBD and Cannabinoid products”. “As Rob and I work behind the scenes on the relaunch of our ice cream products, I loved the idea of working the GPOX and YIC – Online and Retail Distributors on the introduction of CBD and other hemp derived cannabinoid products. We feel it is a very creative way to distinguish and differentiate GPOX’s wonderful selection of products” added Chuck Green, Yuengling’s incoming President and CEO.

Connect with us on social media to view live video updates, content, and general information about GPOX and its GPOs: https://gpoplus.com/social.

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Once you Activate your GPOX Investor Account you will have immediate access to real time information available on GPOX. Sign up for alerts (email and SMS) to be the first to know about news, SEC Filings, Investor Events, updated Investor Presentations, and more: www.GPOPlus.com/ir.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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About Yuengling's Ice Cream

Developed by American businessman Frank D. Yuengling, as a dairy business to help support the Yuengling family brewery during the 1920s Prohibition period, Yuengling's Ice Cream has a strong tradition of making exceptional gourmet ice cream products in central Pennsylvania. Yuengling's Ice Cream is a super-premium ice cream, which means it has a butterfat content of 14% or greater. In addition to having high butterfat, Yuengling's also has low overrun (or a lower amount of air). This makes the ice cream less whipped and much more dense. Yuengling's also is constantly working to keep its product as "clean" as possible, by using as few ingredients as necessary, and those that are used are of an extremely high quality. David Yuengling and Rob Bohorad revived the brand in 2014 and an American classic was re-born. In 2018, positioned for the brand's next stage of development, Yuengling's Ice Cream forged a partnership with YIC - Online + Retail Distributors, to distribute the iconic ice cream brand online. The Yuengling's Ice Cream Corporation, as it has been since 1935, is a separately owned and run company from D. G. Yuengling and Sons, Inc Brewery. Visit YuenglingsIceCream.com for more information.

About DISTRO+

We help retailers save money + simplify purchasing!

DISTRO+ is a Group Purchasing Organization (GPO) + distributor of premium products for the emerging specialty retailer sector and wholesalers. DISTRO+ proudly represents best-in-class brands focusing on nutraceuticals, hemp derived products including flower, prerolls, gummies, sublingual strips and more utilizing the latest compounds and ingredients such as HHC, Farm Bill Compliant Delta 8 and Delta 10, THC-O, THC-P, and Kratom. All of this is backed by a robust technology portal that gives our small and medium sized partners (we call them “Members”) the IT backbone to manage logistics, inventory, payments while shopping from real time product catalogs and inventory. Through the power of Group Purchasing, DISTRO+ offers its network competitive pricing with low MOQs that realize similar discounts as major retailers with large buying power. Visit DISTRO.Plus for more information.

About GPOPlus+ (GPOX)

Headquartered in Las Vegas, Nevada, GPOPlus+ (OTCQB: GPOX) is a brand creation and distribution company focused on independent and regional retailers with an ever growing product catalog, that uses the power of Group Purchasing to save businesses money, our Mission is to create value for our GPOX Members, partners, suppliers, and shareholders.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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Aggregate, Negotiate + Share!  Stock Ticker: GPOX

Our Mantra:

We Aggregate, Negotiate + Share!

•	Aggregate - We aggregate the purchasing power of our Members.
•	Negotiate - We leverage buying power to negotiate discounts.
•	Share - We share the discounts with our Members and save them money.

For more information please visit www.GPOPlus.com. To activate your free GPOX Investor Account at www.GPOPlus.com/ir.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include statements regarding expected financial performance and growth information relating to future events. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of the Company and its officers and managers, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to; inability to gain or maintain licenses, reliance on unaudited statements, the Company’s need for additional funding, governmental regulation of the cannabis industry, the impact of competitive products and pricing, the demand for the Company’s products, and other risks that are detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. You can typically identify these forward-looking statements through use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. The Company expresses its expectations, beliefs and projections in good faith and believes that its expectations reflected in these forward-looking statements are based on reasonable assumptions. However, there is no assurance that these expectations, beliefs and projections will prove to have been correct. Such statements reflect the current views of the Company with respect to its operations and future events, and are subject to certain risks, uncertainties and assumptions relating to its proposed operations, including the risk factors set forth herein. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, the Company’s actual results may vary significantly from those intended, anticipated, believed, estimated, expected or planned. In light of these risks, uncertainties and assumptions, any favorable forward-looking events discussed herein might not be realized and occur. The Company has no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed description of the risk factors and uncertainties affecting GPO Plus, Inc. GPOX, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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Aggregate, Negotiate + Share!  Stock Ticker: GPOX

Company Contacts:

Yuengling’s Ice Cream:

IR@yuenglingsicecream.com

Phone: 570-968-4352

www.yuenglingsicecream.com

DISTRO+

Joseph Jaconi, President

Email: joe@distro.plus

GPOX Shareholder Success Team+ Investor Relation Contacts:

Brett H. Pojunis, CEO

Email: ir@gpoplus.com

Shareholder’s Line: 855.935.GPOX (4769)

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Press Release Keywords:

•	GPO Plus, GPOX, Distro Plus, OTCQB, Las Vegas, Nevada, Pennsylvania, Yuengling’s, Yuengling’s Ice Cream, DISTRO+, CBD, Delta 8, cannabinoids, Yuengling’s Products.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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